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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Simula, Inc. on Form S-3 of our report dated March 26, 1999, appearing in the Annual Report on Form 10-K of Simula, Inc. for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


DELOITTE & TOUCHE LLP
Phoenix, Arizona

May 26, 1999